MOORE STEPHENS
CERTIFIED PUBLIC ACCOUNTANTS

905 Silvercord, Tower 2
30 Canton Road
Tsimshatsui
Kowloon
Hong Kong

Tel : (852) 2375 3180
Fax : (852) 2375 3828
E-mail : ms@ms.com.hk
www.ms.com.hk

馬施雲
會計師事務所

Your Ref:

Our Ref: 3649/2010/GEN/AFGCO10F (CONSENT LETTER S-3)

October 12, 2010

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Dear Sir/Madam,

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in this Registration Statement of Puda Coal, Inc. on Form S-3 submitted to you on or about October 12, 2010 of our Auditors' Report dated March 31, 2010 relating to the consolidated financial statements of Puda Coal, Inc. and subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 which appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Yours faithfully,

Moore Stephens

Certified Public Accountants
Hong Kong

DK/RL/nl/by